GELTECH, Inc.

                                  Balance Sheet
                                    Unaudited
                                                                  AS OF JUNE 30,
                                                                       2000
                                                                  --------------
ASSETS
 Current assets:
   Cash and cash equivalents                                      $    66,532
   Accounts receivable (less allowance for doubtful
     accounts of $40,712)                                           1,452,001
   Accounts receivable under U.S. government contracts                 15,384
   Inventories:
     Raw materials                                                    101,444
     Work-in-process                                                  734,424
     Finished goods                                                   455,641
                                                                  -----------
                                                                    1,291,509
   Prepaid expenses                                                    72,725
                                                                  -----------
       Total current assets                                         2,898,151

 Property and equipment:
   Machinery and equipment                                          1,962,220
   Office furniture and computer equipment                            226,997
   Leasehold improvements                                             286,150
   Leased assets                                                      507,058
   Construction in progress                                            83,427
                                                                  -----------
                                                                    3,065,852
Less accumulated depreciation and amortization                     (1,668,476)
                                                                  -----------
                                                                    1,397,376
Deferred tax asset                                                         --
Intangible assets, net                                                 68,363
Deferred licensing fee, net                                           401,344
Goodwill, net                                                         326,373
                                                                  -----------
       Total assets                                               $ 5,091,607
                                                                  ===========

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
                                  GELTECH, Inc.

                                  Balance Sheet
                                    Unaudited

                                                                            AS OF JUNE 30,
                                                                                 2000
                                                                            --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                            $   575,421
 Accrued expenses                                                                332,284
 Current portion of long-term debt and capital lease obligations                 210,218
 Current portion of long-term debt to stockholders                                36,646
                                                                             -----------
       Total current liabilities                                               1,154,569

Long-term debt and capital lease obligations, less current portion             1,491,152

Long-term debt to stockholders, less current portion                               6,445

Stockholders' equity:
  Common stock, $.01 par value; 18,000,000 shares authorized;
    7,470,032  shares issued and outstanding at June 30, 2000                     74,700
  Series A, 10% cumulative convertible preferred stock, $.01 par
    value; 431,343 shares authorized, issued and outstanding                       4,314
  Series B, 10% cumulative convertible preferred stock, $.01 par
    value; 929,901 shares authorized, issued and outstanding                       9,299
  Series C, 10% cumulative convertible preferred stock, $.01 par value; 1,368,658 shares authorized; 1,316,501 shares issued
    and outstanding                                                               13,165
  Series D, 10% cumulative convertible preferred stock; $.01 par value; 4,600,000 shares authorized; 4,481,100 shares issued
    and outstanding                                                               44,811
  Paid-in surplus                                                              9,885,059
  Accumulated deficit                                                         (7,591,907)
                                                                             -----------
       Total stockholders' equity                                              2,439,441
                                                                             -----------
       Total liabilities and stockholders' equity                            $ 5,091,607
                                                                             ===========

See accompanying notes.

                                  GELTECH, Inc.

                            Statements of Operations
                                    Unaudited


                                                  SIX MONTHS ENDED       SIX MONTHS ENDED
                                                       6/30/00               6/30/99
                                                  ----------------       ----------------
Net revenues                                         $ 4,770,317           $ 3,452,239
Cost of sales                                          2,760,395             2,316,966
                                                     -----------           -----------
Gross profit                                           2,009,922             1,135,273

Selling, general and administrative expense            1,200,774               855,759
Research and development expense                         455,568               397,329
                                                     -----------           -----------
Income (loss) from operations                            353,580              (117,815)

Other expenses:
  Interest expense                                       (72,406)              (65,189)
  Other, net                                             (48,578)              (48,123)
                                                      -----------           -----------
                                                        (120,984)             (113,312)
                                                     -----------           -----------
Income (loss) before income taxes                        232,596              (231,127)
Income taxes                                                  --              (684,000)
                                                     -----------           -----------
Net income (loss)                                    $   232,596           $  (915,127)
                                                     ===========           ===========

See accompanying notes.

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
                                  GELTECH, Inc.

                        Statement of Stockholders' Equity
                                    Unaudited

                                           SERIES A    SERIES B    SERIES C   SERIES D
                                 COMMON   PREFERRED   PREFERRED   PREFERRED  PREFERRED    PAID-IN     ACCUMULATED
                                 STOCK      STOCK       STOCK       STOCK      STOCK      SURPLUS       DEFICIT       TOTAL
                                -------     ------      ------     -------    -------    ----------   -----------   ----------
Balance at December 30,1999      73,950     4,314       9,299       13,165     44,811    9,885,059    (7,824,503)   $2,206,095
 Exercise of stock options,
  75,000 shares                     750        --          --           --         --           --            --           750
 Net Income                          --        --          --           --         --           --       232,596       232,596
                                -------    ------      ------      -------    -------   ----------   -----------    ----------

Balance at June 30, 2000        $74,700    $4,314      $9,299      $13,165    $44,811   $9,885,059   $(7,591,907)   $2,439,441
                                =======    ======      ======      =======    =======   ==========   ===========    ==========

See accompanying notes.

                                  GELTECH, Inc.

                            Statements of Cash Flows
                                    Unaudited

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                         ----------------------
                                                           2000         1999
                                                         ---------    ---------
OPERATING ACTIVITIES
Net income (loss)                                        $ 232,596    $(915,127)
Adjustments to reconcile net income (loss) to
 net cash used in operating activities:
 Depreciation and amortization                             296,212      260,540
 Inventory reserve                                             871      (30,422)
 Provision for deferred income taxes                            --      684,000
 Change in operating assets and liabilities
  Accounts receivable                                     (661,799)    (335,792)
  Inventories                                              (55,560)      15,733
  Prepaid expenses                                         (20,767)    (105,517)
  Accounts payable                                         (74,789)     126,733
  Accrued expenses                                         134,927       18,456
                                                         ---------    ---------
       Net cash used in operating activities              (148,309)    (281,396)

INVESTING ACTIVITIES
Purchases of property and equipment                        (90,227)     (68,550)
Acquisition of Sierra Precision Optics, net of
 cash acquired                                                  --       30,086
                                                         ---------    ---------
       Net cash used in investing activities               (90,227)     (38,464)

FINANCING ACTIVITIES
Payments on line of credit                                      --     (200,000)
Proceeds from debt financing                               500,000
Payments on debt financing                                 (86,663)     (97,578)
Proceeds from issuance of common stock                         750        4,366
                                                         ---------    ---------
       Net cash provided by financing activities           (85,913)     206,788
                                                         ---------    ---------

Net decrease in cash and cash equivalents                 (324,449)    (113,072)
Cash and cash equivalents at beginning of year             390,981      665,391
                                                         ---------    ---------
Cash and cash equivalents at end of year                 $  66,532    $ 552,319
                                                         =========    =========

See accompanying notes.

                                  GELTECH, Inc.
                          Notes to Financial Statements
                                    Unaudited
                                  June 30, 2000


DESCRIPTION OF BUSINESS

GELTECH, Inc. (the Company), is a manufacturer of advanced optical components primarily for the telecommunications industry. Secondary markets include medical, data storage and other industries utilizing semiconductor lasers. Leading product lines include precision molded optics, molded glass gratings, lens arrays, laser flow tubes, prisms and sol-gel derived products including silica porous substrates and powders.

1. SUMMARY OF BUSINESS SIGNIFICANT ACCOUNTING POLICIES

The accounting policies as set forth in GELTECH, Inc.'s December 31, 1999 financial statements, audit report dated April 26, 2000, have been adhered to in preparing the accompanying interim financial statements. These statements are unaudited but include all adjustments, which include normal recurring adjustments, that the Company considers necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. Results of operations for the interim periods are not necessarily indicative of results which may be expected for the year as a whole.

2. STOCKHOLDERS' EQUITY

The Series A, Series B, Series C and Series D nonvoting convertible preferred stock, provide for cumulative dividends. At June 30, 2000, cumulative dividends on the Series A, Series B, Series C and Series D nonvoting convertible preferred stocks totaled $1,181,390, $2,718,268, $392,121 and $2,476,268, respectively, and they are not accrued in the accompanying financial statements. The Series A, Series B, Series C and Series D nonvoting convertible preferred stock have a liquidation preference of $15,498,878 at June 30, 2000.

3. INCOME TAXES

At June 30, 2000, the Company's income tax liability based on an effective federal and state tax rate of 38% would be approximately $88,000 was offset by a change in the valuation allowance due to net operating loss carryforwards. At December 31, 1999, the Company had net operating loss carryforwards of approximately $6.2 million which expire at various dates between 2005 and 2019.

4. SUBSEQUENT EVENTS

On January 24, 2000, a lawsuit was filed against the Company by a former employee who alleged breach of his employment agreement. This suit was settled by the Company on August 4, 2000 through a cash payment to the former employee in the amount of $120,000.

Subsequent to June 30, 2000, the Company borrowed $300,000 from officers and a director of the Company for working capital. The Company issued a 10.25% promissory note for $300,000, due July 2001. These notes were converted to common stock in September 2000.

The Company entered into a Merger Agreement with LightPath Technologies, Inc. ("LightPath") on September 20, 2000, whereby all of the outstanding shares of the Company were acquired in exchange for 822,737 shares of LightPath's Class A common stock. In connection with the acquisition, $300,000 in debt from officers and a director of the Company converted to equity, as did the majority of all outstanding stock options. In addition, the Company will record stock based compensation expense of approximately $1.4 million at the date of the acquisition for certain compensatory stock options granted in February 2000 for which vesting was contingent upon closing of a sale of the Company.

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